UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 23, 2018

STELLAR BIOTECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-37619	N/A
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

332 E. Scott Street

Port Hueneme, California 93041

(Address of principal executive offices) (Zip Code)

(805) 488-2800

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Dr. Deborah F. Aghib to the Board of Directors

On January 23, 2018, upon the recommendation of the Nominating and Corporate Governance Committee (the Nominating Committee) of the Board of Directors (the Board) of Stellar Biotechnologies, Inc. (the Company), and in accordance with the Articles of the Company, the Board voted to increase the size of the Board by one seat and appointed Deborah F. Aghib, Ph.D. as a director of the Company to fill a vacancy on the Board resulting from such increase in the size of the Board. Dr. Aghib will serve for a term that commences immediately and expires at the Company’s 2018 Annual Meeting of Shareholders, or until her earlier resignation or removal.

There is no arrangement or understanding between Dr. Aghib and any other person pursuant to which Dr. Aghib was selected as a director, and there are no related party transactions involving Dr. Aghib that are reportable under Item 404(a) of Regulation S-K. There are no material plans, contracts or arrangements to which Dr. Aghib is a party or in which she participates, nor has there been any material amendment to any plan, contract or arrangement by virtue of Dr. Aghib’s appointment.

The following is certain biographical information regarding Dr. Aghib:

Deborah F. Aghib, Ph.D. is an advisor and consultant to biotechnology and healthcare-related companies and organizations. She currently serves as an advisor to the boards and management of CellPly S.r.L. (since August 2017), BrainDTech S.r.L (since January 2016), Sanipedia S.r.L (since October 2014) and Neuro-Zone S.r.L. (since January 2007). From February 2014 to September 2014, she was a private equity consultant for CRG LP, a healthcare-focused investment firm. From 2013 to 2014 she was a Business Development and Strategy executive under a consulting arrangement for Theravance Inc. From February 2012 to December 2012, she served as Stellar’s chief business development executive under a consulting arrangement. Since October 2015, Dr. Aghib has served on the Advisory Board of Open Common Consortium, a cloud computing and data commons infrastructure that supports cancer medical research from the University of Chicago. She holds a Ph.D. in Molecular and Cellular Biology from the University of Milan and a Ph.D. in Human Genetics from the University of Pavia. She received a Laurea degree in Biology from the University of Milan.

Among other experience, qualifications, attributes and skills, Dr. Aghib’s broad scientific knowledge and significant international experience in developing long-term strategies for business development, licensing and asset spinoffs for drug discovery, medical device and companion diagnostics companies led to the conclusion of our Nominating Committee and our full Board that she is qualified to serve as a director of the Company.

Item 8.01	Other Events.

On January 25, 2018, the Company issued a press release announcing the appointment of Dr. Aghib to the Board. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release issued by Stellar Biotechnologies, Inc. dated January 25, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stellar Biotechnologies, Inc.

Date: January 25, 2018	By:	/s/ Kathi Niffenegger
		Name:	Kathi Niffenegger
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Stellar Biotechnologies, Inc. dated January 25, 2018.